Exhibit 3.3

CERTIFICATE OF ELIMINATION OF THE 4.50% MANDATORY CONVERTIBLE

PREFERRED STOCK, SERIES A

OF

CROWN CASTLE INTERNATIONAL CORP.

Pursuant to Section 151(g)

of the General Corporation Law

of the State of Delaware

Crown Castle International Corp., a corporation organized and existing under the laws of the State of Delaware (the “Company”), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. That, pursuant to Section 151 of the General Corporation Law of the State of Delaware and authority granted in the Certificate of Incorporation of the Company, as theretofore amended and restated, the Board of Directors of the Company, by resolution duly adopted, authorized the issuance of a series of 9,775,000 shares of 4.50% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share (the “Preferred Stock”), and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and, on December 15, 2014, filed a Certificate of Designation with respect to such Preferred Stock in the office of the Secretary of State of the State of Delaware (which was subsequently incorporated into a Restated Certificate of Incorporation of the Company which integrated, but did not amend, the Certificate of Incorporation of the Company, as theretofore amended and restated).

2. That no shares of said Preferred Stock are outstanding and no shares thereof will be issued subject to said Certificate of Designation.

3. That the Board of Directors of the Company has adopted the following resolutions:

WHEREAS, by resolution of the Board of Directors of the Company and by a Certificate of Designation (the “Certificate of Designation”) filed in the office of the Secretary of State of the State of Delaware on December 15, 2014 (which was subsequently incorporated into a Restated Certificate of Incorporation of the Company which integrated, but did not amend, the Certificate of Incorporation of the Company, as theretofore amended and restated), the Company authorized the issuance of a series of 9,775,000 shares of 4.50% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share, of the Company (the “Preferred Stock”) and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof; and

WHEREAS, all 9,775,000 shares of such Preferred Stock were issued by the Company and all such shares have been converted into Common Stock of the Company as of the date hereof; and

WHEREAS, as of the date hereof, no shares of such Preferred Stock are outstanding and no shares of such Preferred Stock will be issued subject to said Certificate of Designation; and

WHEREAS, it is desirable that all matters set forth in the Certificate of Designation with respect to such Preferred Stock be eliminated from the Restated Certificate of Incorporation of the Company.

NOW, THEREFORE, BE IT AND IT HEREBY IS

RESOLVED, that all matters set forth in the Certificate of Designation with respect to such Preferred Stock be eliminated from the Restated Certificate of Incorporation of the Company; and it is further

RESOLVED, that the officers of the Company be, and hereby are, authorized and directed to file a Certificate with the office of the Secretary of State of the State of Delaware setting forth a copy of these resolutions whereupon all matters set forth in the Certificate of Designation with respect to such Preferred Stock shall be eliminated from the Restated Certificate of Incorporation of the Company.

4. That, accordingly, all matters set forth in the Certificate of Designation with respect to the Preferred Stock be, and hereby are, eliminated from the Restated Certificate of Incorporation of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned duly authorized officer of the Company has executed this Certificate on this 20th day of July, 2017.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ Kenneth J. Simon
Name:	Kenneth J. Simon
Office:	Senior Vice President and
General Counsel

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